Exhibit T3A.2.48

VOL 864    726                                                                                                                                                                                                                                     [ILLEGIBLE]

CERTIFICATE OF INCORPORATION

OF

Rite Aid of Connecticut, Inc.

The undersigned, for the purpose of forming a corporation under the provisions of the Stock Corporation Act of the State of Connecticut, does hereby certify that:

FIRST: The name of the corporation is RITE Aid of Connecticut, Inc.

SECOND: The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, which shall be in addition to the authority of the corporation to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act, are as follows:

To operate retail stores for the sale of all general merchandise including but not limited to all items commonly sold in health and beauty aids stores and prescription drug stores, provided that the operation is duly registered and licensed by the appropriate professional licensing commission of the State of Connecticut.

To design, create, manufacture, contract for, buy, sell, import, export, distribute, job, and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licensor, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and, in connection therewith or independent thereof, to construct, establish and maintain, by any manner or means, factories, mills, buying offices, distribution centers, specialty, and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites, and locations necessary, convenient or useful in the furtherance of any businesses of the corporation.

To export from and import into the United States of America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature, and to purchase, sell, and deal in and with, at wholesale and retail, merchandise of every kind and nature for exportation from, and importation into the United States, and to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic and foreign merchandise in domestic markets and domestic and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting and importing business.

To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, develop, redevelop, manage, operate, maintain, control, license the use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, or otherwise, real and personal property of all kinds, and, without limiting the generality of the foregoing, stores, shops, markets, supermarkets, departments, and merchandising facilities, shopping centers, recreational centers, discount centers, merchandising outlets of all kinds, painting areas, offices and establishments of all kinds, and to engage in the purchase, sale, lease and rental of equipment and fixtures for the same and for other enterprises, for itself or on behalf of others. To conduct a general real estate development, planning, operating, sales, brokerage, agency, management, advisory, promotional and publicity businesses in all its branches.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed or; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a)     inventions, devices, formulae, processes and any improvements and modifications thereof;

(b)     letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c)      franchises, licenses, grants and concessions.

To have and to exercise all powers granted by law and by the Stock Corporation Act and all legal powers necessary or convenient to effect any or all of the purposes stated in this Certificate of Incorporation or to transact the stated business of the corporation.

THIRD: The authorized number of shares of the corporation is five hundred, all of which are designated as Common shares and of a par value of ten dollars each.

FOURTH: No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized shares of the corporation or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

FIFTH: The minimum amount of stated capital with which the corporation shall commence business is one Thousand Dollars.

SIXTH: For the regulation and management of the affairs of the corporation, it is further provided:

1. Whenever any provision of the Stock Corporation Act shall otherwise require for the approval of any specified corporate action the authorization of at least two-thirds of the voting power of shareholders entitled to vote, any such corporate action shall be approved by the authorization of at least a majority of the voting power of the shareholders entitled to vote; and whenever the corporation shall have one or more classes or series of shares which are denied voting power under the Certificate of Incorporation but the authorization of at least two-thirds of the voting power of said class or series is otherwise required for the approval of any specified corporate action under the Stock Corporation Act, any such corporate action shall be approved by said class or series by the authorization of at least a majority of the voting power of each such class and of each such series.

2. To the extent permitted by the Stock Corporation Act, and in conformity with the provisions thereof, any corporate action permitted to be taken at a meeting of shareholders entitled to vote may be taken without a meeting by a consent in writing signed by the holders of at least a majority of the voting power of each class entitled to vote.

3. Whenever the corporation shall be engaged in the business of exploiting natural resources, dividends may be declared and paid in cash or property and charged against depletion reserves.

4. To the extent permitted by the Stock Corporation Act, and in conformity with the provisions thereof, distributions in cash or property may be made out of capital surplus available therefor without the authorization of the shareholders of any class of the corporation.

5. To the extent permitted by the Stock Corporation Act, and in conformity with the provisions thereof, acquisitions of its own shares out of unreserved and unrestricted capital surplus may be made ,by the corporation without the authorization of the shareholders of any class of the corporation.

6. One or more or all of the directors of the corporation may be removed for cause or without cause by the shareholders entitled to vote for their election. The Board of Directors shall have power to remove any director for cause and to suspend any director pending a final determination that cause exists.

7. The corporation shall, to the fullest extent permitted by Section 33-320 of the Stock Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

I, the undersigned, do hereby declare under the penalties of false statement that the statements contained in the foregoing document are true and do hereby sign this document at New York, New York on December 16, 1974.

/s/ Frances A. Wrigley
Frances A. Wrigley, Incorporator

FILED State of Connecticut
DEC 19 1974 3-30 PM
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